Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (May 23, 2012)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Stephens Inc’s Spring Investment Conference New York Palace Hotel, New York, New York	June 6, 2012

William Blair & Company’s 32nd Annual Growth Stock Conference Four Seasons Hotel, Chicago, Illinois	June 12, 2012

Deutsche Bank 2012 Global Industrials and Basic Materials Conference Westin Chicago River North, Chicago, Illinois	June 13, 2012

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 450 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Joseph P. Boutross

LKQ Corporation

Director, Investor Relations

(312) 621-2793

jpboutross@lkqcorp.com